                                                                       EXHIBIT J

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A ("Registration Statement") of our report dated November 4, 2004, relating to the financial statements and financial highlights which appear in the September 30, 2004 Annual Report to Shareholders of the Wasatch Core Growth Fund, Wasatch Global Science & Technology Fund, Wasatch Heritage Growth Fund, Wasatch International Growth Fund, Wasatch Micro Cap Fund, Wasatch Micro Cap Value Fund, Wasatch Small Cap Growth Fund, Wasatch Small Cap Value Fund, Wasatch Ultra Growth Fund, and Wasatch-Hoisington U.S. Treasury Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
November 22, 2004